                                                                     EXHIBIT 4.7


        THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

                             STOCK PURCHASE WARRANT

                  To Purchase 75,377 Shares of Common Stock of

                            ACRES GAMING INCORPORATED

        THIS CERTIFIES that, for value received, Roth Capital Partners, LLC (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth in this Stock Purchase Warrant (the "Warrant"), at any time on or after December 21, 2001 (the "Initial Exercise Date") and on or prior to the close of business on the fifth anniversary of the Initial Exercise Date (such period referred to herein as the Exercise Period") but not thereafter, to subscribe for and purchase from Acres Gaming Incorporated, a corporation incorporated in the State of Nevada (the "Company"), up to 75,377 shares (the "Warrant Shares") of Common Stock, par value $.01 per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the "Exercise Price") under this Warrant shall be $4.6433, subject to adjustment hereunder. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

        1.     TITLE TO WARRANT

        Prior to the end of the Exercise Period and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

        2.     AUTHORIZATION OF SHARES

        The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

        3.     EXERCISE OF WARRANT

               (a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times during the Exercise Period by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder within three (3) Trading Days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by surrender of the Warrant and payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid.

               (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

               (c)    In lieu of payment of the Exercise Price described in
Section 3(a), the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto (the "Net Issuance Election") duly executed, at the principal executive offices of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable Warrant Shares as is computed using the following formula:

where:                             X = Y (A-B)
                                   -----------
                                        A

        X = the number of Warrant Shares to be issued to the Holder pursuant to this Section 3.

        Y = the number of Warrant Shares covered by this Warrant in respect of which the net issuance election is made pursuant to this Section 3.

        A = the fair market value of one share of Common Stock, as determined in accordance with the provisions of this Section 3.

        B = the Exercise Price in effect under this Warrant at the time the net issuance election is made pursuant to this Section 3.

        For purposes of this Section 3, the "fair market value" per share of the Common Stock shall mean:

               (i) If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market of the National Association of Securities Dealers Automated Quotations System (the "Nasdaq National Market") or other over-the-counter quotation system, the fair market value shall be the average of the high and low per share trading prices of the Common Stock on such exchange or on the Nasdaq National Market on the last business day before the effective date of exercise of the Net Issuance Election or if no such sale is made on such day, the mean of the closing bid and asked prices such day on such exchange, the Nasdaq National Market or over-the-counter quotation system; and

               (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the fair market value shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company for authorized but unissued shares, as such price shall be determined by mutual agreement of the Company and the Holder of this Warrant.

        4.     NO FRACTIONAL SHARES OR SCRIP

        No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share, which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

        5.     CHARGES, TAXES AND EXPENSES

        Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

        6.     CLOSING OF BOOKS

        The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant.

        7.     TRANSFER, DIVISION AND COMBINATION

               (a) This Warrant may not be sold, transferred, assigned or hypothecated by the Holder except to (i) one or more persons, each of whom on the date of transfer is an officer of the Holder; (ii) a general partnership or general partnerships, the general partners of which are the Holder and one or more persons, each of whom on the date of transfer is an officer of the Holder;
(iii) a successor to the Holder in any merger or consolidation; (iv) a purchaser of all or substantially all of the Holder's assets; (v) any person receiving this Warrant from one or more of the persons listed in this Section 15(c) at such person's death pursuant to will, trust or the laws of intestate succession, or (vi) if otherwise in compliance with applicable securities laws, after one year from the date of this Warrant, any person receiving the Warrant from the persons listed in this Section 7(a). Subject to compliance with any applicable securities laws and Section 18(g), transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. Notwithstanding the above, the Holder shall not transfer this Warrant or any rights hereunder to any person or entity which is then engaged in a business that is, in the reasonable judgement of the Company, in direct competition with the Company.

               (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

               (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Section 7.

               (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

        8.     NO RIGHTS AS SHAREHOLDER UNTIL EXERCISE

        This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

        9.     LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

        The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

        10.    SATURDAYS, SUNDAYS, HOLIDAYS, ETC.

        If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

        11.    ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES

        The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

        12.    EFFECT OF REORGANIZATION

               (a) Reorganization--No Change in Control. Upon a merger, consolidation, acquisition of all or substantially all of the property or stock, liquidation or other reorganization of the Company (collectively, a "Reorganization") during the Exercise Period, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Common Stock and the holders of the Company's voting equity securities immediately prior to such Reorganization together own a majority interest of the voting equity securities of the successor corporation immediately following such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of securities of the successor corporation resulting from such Reorganization (and cash and other property), to which a holder of the Warrant Shares issuable upon exercise of this Warrant would have been entitled in such Reorganization if this Warrant had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the Holder after the Reorganization to the end that the provisions of this Warrant (including adjustments of the Exercise Price and the number and type of securities purchasable pursuant to the terms of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares deliverable after that event upon the exercise of this Warrant.

               (b) Reorganization--Change in Control/Termination of Warrant. Upon Reorganization during the Exercise Period, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Common Stock and the holders of the Company's voting equity securities immediately prior to such Reorganization together do not own at least a majority interest of the voting equity securities of the successor corporation (or its parent) immediately following such Reorganization, the Holder shall be given notice of such proposed action as provided in Section 18(d). The Holder may attend the meeting of the Company's shareholders at which such action is considered and voted upon. If the proposed action is approved according to applicable law, the Holder shall be so notified in writing by the Company by registered or certified mail promptly, but in no event less than 10 business days before the effectiveness of the Reorganization. Notwithstanding the period of exercisability stated on the face of this Warrant, this Warrant shall become forever null and void to the extent not exercised on or before 5:00 p.m., Eastern time, on the day immediately prior to the date of such Reorganization. The Holder shall have the right to condition its exercise of the Warrant hereunder upon the closing of such Reorganization.

        13.    VOLUNTARY ADJUSTMENT BY THE COMPANY

        The Company may at any time during the Exercise Period reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

        14.    NOTICE OF ADJUSTMENT

        Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by registered or certified mail, return receipt requested, to the Holder notice of such adjustment or adjustments setting forth the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

        15.    NOTICE OF CORPORATE ACTION

        If at any time:

               (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right; or

               (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

               (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 18(d).

        16.    AUTHORIZED SHARES

        The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed.

        The Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

        Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

        17.    REGISTRATION RIGHTS

        The Holder will be entitled to the registration rights set out in attached Appendix A.

        18.    MISCELLANEOUS

               (a) Jurisdiction. This Warrant shall constitute a contract under the laws of Nevada without regard to its conflict of law, principles or rules.

               (b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

               (c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the expiration of the Exercise Period. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

               (d) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (iii) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Shares issued pursuant thereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Company maintained for such purposes, or with respect to the Company, to the address provided on the signature page hereof. Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

               (e) Limitation of Liability. No provision hereof, in the absence of affirmative action by Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

               (f) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               (g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares. This Warrant may not be transferred or assigned without the consent of the Company, except to a partner, member shareholder or affiliate of the holder.

               (h) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

               (i) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

               (j) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                                  *************

        IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

        Dated: December 21, 2001

                                          ACRES GAMING INCORPORATED


                                          By: /s/ Patrick Cavanaugh
                                              Patrick Cavanaugh, Senior
                                              Vice-President and CFO

                                          7115 Amigo, Suite 150
                                          Las Vegas, NV 89119

                                          ROTH CAPITAL PARTNERS, LLC

                                          By: /s/ Aaron M. Gurewitz
                                          Its: Managing Director

                                          24 Corporate Plaza
                                          Newport Beach, CA 92660

                               NOTICE OF EXERCISE

To:     Acres Gaming Incorporated

        (1) The undersigned hereby elects to purchase ________ Warrant Shares (the "Common Stock"), of Acres Gaming Incorporated pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

        (2) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                         _______________________________

        The Warrant Shares shall be delivered to the following:

                         _______________________________

                         _______________________________

                         _______________________________


                                   [PURCHASER]

                                   By: ______________________________________
                                       Name:
                                       Title:

                                       Dated:  ________________________

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)

                FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

        _______________________________________________ whose address is

        _______________________________________________________________________,

        _______________________________________________________________.

        Dated:  ______________, _______


                             Holder's Signature: _______________________________

                             Holder's Address:   _______________________________

                                                 _______________________________

Signature Guaranteed:  ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in an fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                          NET ISSUANCE ELECTION NOTICE

To: ACRES GAMING INCORPORATED           Date:__________________

        The undersigned hereby elects under Section 3 of the attached Warrant to surrender the right to purchase _____ shares of Common Stock pursuant to the attached Warrant. The Certificate(s) for the shares issuable upon such net issuance election shall be issued in the name of the undersigned or as otherwise indicated below.

Signature:

Name for Registration:

Mailing Address:


                                      NOTE

        The execution to the foregoing Notice of Exercise must exactly correspond to the name of the Holder on the Warrant.

                                   APPENDIX A

                               REGISTRATION RIGHTS

Section 1. Definitions.

        "Effective Date" means the date the Registration Statement is declared effective.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Registrable Securities" means the Warrant Shares issuable or issued upon exercise of the Warrant.

        "Registration Statement" means a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Holders of the Securities to be registered thereunder in accordance with the provisions of this Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Holders of the Securities under the Securities Act.

        "Rule 144" means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

        "Rule 416" means Rule 416 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

        "Securities Act" means the Securities Act of 1933, as amended.

Section 2. Restrictions on Transfer.

        Each Holder acknowledges and understands that prior to the registration of the Registrable Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144. Each Holder understands that no disposition or transfer of the Securities may be made by Holder in the absence of (i) an opinion of counsel to the Holder, in form and substance reasonably satisfactory to the Company, that such transfer may be made without registration under the Securities Act or (ii) such registration.

        With a view to making available to the Holders the benefits of Rule 144 or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration, the Company agrees to:

        (a)    comply with the provisions of paragraph (c)(1) of Rule 144;

        (b) file with the SEC in a timely manner all reports and other documents required to be filed with the SEC pursuant to Section 13 or 15(d) under the Exchange Act by companies subject to either of such sections, irrespective of whether the Company is then subject to such reporting requirements; and

        (c) upon request by the Company's transfer agent (the "Transfer Agent"), the Company shall provide the Transfer Agent an opinion of counsel, which opinion shall be reasonably acceptable to the Transfer Agent, that the Holder has complied with the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act.

Section 3. Registration Rights With Respect to the Securities.

        (a) The Company agrees that it will prepare and file with the SEC, within 30 calendar days after the Initial Exercise Date, a registration statement on Form S-3 (or such other appropriate registration statement form) under the Securities Act at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of the Holders, so as to permit the resale of the Registrable Securities under the Act by the Holders as selling stockholders and not as underwriters.

        (b) The Company shall cause such Registration Statement to become effective within 60 calendar days (120 calendar days in the event of a "full review" by the SEC) after the Initial Exercise Date and shall request acceleration of effectiveness within 5 days of SEC clearance. The number of shares designated in the Registration Statement to be registered shall include all the Warrant Shares. Notwithstanding anything herein to the contrary, if the only reason for the delay in effectiveness relates to an Holder's affiliation with a registered broker-dealer, the failure of such Holder to disclose the individuals that exercise voting and/or investment powers over the shares of common stock to be sold by such Holder or the failure of such Holder to disclose the Holder's beneficial ownership of the common stock, the aforementioned time periods as to effectiveness shall be tolled accordingly.

        (c) The Company will maintain the Registration Statement or post-effective amendment filed under this Section 3 effective under the Securities Act until the earlier of (i) the date that none of the Registrable Securities covered by such Registration Statement are or may become issued and outstanding, (ii) the date that all of the Registrable Securities have been sold pursuant to such Registration Statement, (iii) the date the Holders receive an opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Holders, that the Registrable Securities may be sold under the provisions of Rule 144 without limitation as to volume, (iv) the date that all Registrable Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend (except as otherwise required pursuant to the Company's Articles of Incorporation), or (v) three (3) years from the Effective Date.

        (d) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement hereunder and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees of the Company) shall be borne by the Company. The Holders shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Securities being registered and the fees and expenses of their counsel. The Holders and their counsel shall have a reasonable period, not to exceed 5 trading days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the SEC, and the Company shall provide each Holder with copies of any comment letters received from the SEC staff with respect to the Registration Statement that pertain specifically to this transaction or the selling shareholders and their plan of distribution within 2 trading days of receipt thereof. The Company shall qualify any of the securities for sale in such states as any Holder reasonably designates and shall furnish indemnification in the manner provided in Section 6 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process. The Company at its expense will supply the Holders with copies of the applicable Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by the Holders.

        (e) The Company shall not be required by this Section 3 to include a Holder's Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Holder and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holder and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Securities Act.

        (f) If at any time or from time to time after the effective date of any Registration Statement, the Company notifies the Holders in writing of the existence of a Potential Material Event (as defined in Section 3(g) below), the Holders shall not offer or sell any Registrable Securities or Warrant Shares or engage in any other transaction involving or relating to Registrable Securities or Warrant Shares or convert or exercise any of the Registrable Securities or Warrant Shares (except that, a Holder may elect to convert or exercise the Registrable Securities or Warrant Shares during such period provided such Holder enters into a confidentiality agreement with the Company pertaining only to the information requiring such blackout period, the Company discloses such information to such Holder, and such information shall be publicly disclosed at the end of such blackout period), from the time of the giving of notice with respect to a Potential Material Event until the Holders receive written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of Registrable Securities for more than twenty (20) calendar days in the aggregate during any twelve month period, during the period the Registration Statement is required to be in effect. The Company must give the Holders notice in writing promptly upon knowledge that such a blackout period (without indicating the nature of such blackout period) will occur but in no event less than one (1) trading day prior to the first day of the blackout period.

        (g) "Potential Material Event" means any of the following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Company that disclosure of such information in a Registration Statement would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the applicable Registration Statement would be materially misleading absent the inclusion of such information.

Section 4. Cooperation with Company.

        The Holders will cooperate with the Company in all respects in connection with this Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Holders and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing their obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Nothing in this Agreement shall obligate any Holder to consent to be named as an underwriter in any Registration Statement. The obligation of the Company to register the Registrable Securities shall be absolute and unconditional as to those securities which the SEC will permit to be registered without naming the Holders as underwriters.

Section 5.  Registration Procedures.

        If and whenever the Company is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to the Holders' assistance and cooperation as reasonably required with respect to each Registration Statement:

        (a) (i) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such Registration Statement whenever the Holders shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of Registrable Securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Securities Act) and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) the prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the registration period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

        (b) (i) prior to the filing with the SEC of any Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Holders as required by Section 3(d) and reflect in such documents all such comments as the Holders (and their counsel) reasonably may propose respecting the Holders and plan of distribution sections (or equivalents); (ii) furnish to each Holder such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder; and (iii) provide to each Holder copies of any comments and communications from the SEC relating to the Registration Statement, if lawful to do so;

        (c) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request (subject to the limitations set forth in Section 3(d) above), and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the Registrable Securities owned by such Holder;

        (d) list such Registrable Securities on the Nasdaq Small Cap Market, if the listing of such Registrable Securities is then permitted under the rules of such market;

        (e) notify each Holder at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, subject to Section 3(f), and the Company shall prepare and file a curative amendment under Section 5(a) as quickly as commercially possible and during such period, the Holders shall not make any sales of Registrable Securities pursuant to the Registration Statement and during such period.

        (f) as promptly as practicable after becoming aware of such event, notify each Holder who holds Registrable Securities subject to the Registration Statement (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

        (g) cooperate with the Holders to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Holders reasonably may request and registered in such names as the Holders may request; and, within 3 trading days after a Registration Statement which includes Registrable Securities is declared effective by the SEC, deliver and cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the Holders) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

        (h) take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Holders of their Registrable Securities in accordance with the intended methods therefor provided in the prospectus which are customary for issuers to perform under the circumstances;

        (i) in the event of an underwritten offering, promptly include or incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which the Company does not reasonably object and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such prospectus supplement or post-effective amendment; and

        (j)    maintain a transfer agent and registrar for its common stock.

Section 6. Indemnification.

        (a) To the maximum extent permitted by law, the Company agrees to indemnify and hold harmless the Holders and each person, if any, who controls a Holder within the meaning of the Securities Act (each a "Distributing Holder") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), to which the Distributing Holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holder, its counsel, affiliates or any underwriter, specifically for use in the preparation thereof or by such Holder's failure to deliver to the purchaser a copy of the most recent prospectus (including any amendments or supplements thereto). This indemnity agreement will be in addition to any liability, which the Company may otherwise have.

        (b) To the maximum extent permitted by law, each Distributing Holder agrees that it will indemnify and hold harmless the Company, and each officer and director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing Holder, its counsel, affiliates or any underwriter, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability, which the Distributing Holder may otherwise have. Notwithstanding anything to the contrary herein, the Distributing Holder shall be liable under this Section 6(b) for only that amount as does not exceed the net proceeds to such Distributing Holder as a result of the sale of Registrable Securities pursuant to the Registration Statement.

        (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the failure of the indemnified party to provide such written notification actually prejudices the ability of the indemnifying party to defend such action. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified parties as a group shall have the right to employ one separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party or any other indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld so long as such settlement includes a full release of claims against the indemnified party.

        All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys' fees and expenses) shall be paid to the indemnified party, as incurred, within ten (10) trading days of written notice thereof to the indemnifying party; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder.

Section 7. Contribution.

        In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        Notwithstanding any other provision of this Section 7, in no event shall any Holder be required to undertake liability to any person under this Section 7 for any amounts in excess of the dollar amount of the proceeds received by such Holder from the sale of such Holder's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are registered under the Securities Act.

Section 8. Additional Covenants of the Company.

        The Company agrees that, for so long as it shall be required to maintain the effectiveness of the Registration Statement, it shall file all reports and information required to be filed by it with the SEC in a timely manner and take all such other action so as to maintain such eligibility for the use of such form.